SHAREHOLDER SERVICES

IMPORTANT NOTICE

Re: Sprott ETFs

Dear Shareholder:

We have tried unsuccessfully to contact you about a very important matter regarding your investment in the Sprott ETFs. This pertains to a significant operating initiative for the Funds, which requires your response.

It is essential that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please call us toll-free at 800-207-2872 Extension (13046) between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Sincerely,

Edmund J. Burke

Trustee

ALPS ETF Trust

REFERENCE NUMBER:    123456789

ALPS ETF Trust

1290 Broadway, Suite 1100, Denver, CO 80203